BlackRock Liquidity Funds:
                            Federal Trust Fund

For the Period Ended:
04/30/2008




Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period November 1, 2007 through April 30, 2008.


PURCHASES (IN THOUSANDS)


TRANSACTION DATE          02/20/08
FACE AMOUNT               $ 4,675
SECURITY DESCRIPTION      FFCB
RATE                      2.82
DUE DATE                  03/12/08


TRANSACTION DATE          03/27/08
FACE AMOUNT               $ 6,822
SECURITY DESCRIPTION      FHLB
RATE                      1.52
DUE DATE                  03/28/08


TRANSACTION DATE          04/10/08
FACE AMOUNT               $15,000
SECURITY DESCRIPTION      FHLB
RATE                      2.06
DUE DATE                  06/25/08


TRANSACTION DATE          04/23/08
FACE AMOUNT               $10,000
SECURITY DESCRIPTION      FHLB
RATE                      2.08
DUE DATE                  07/11/08